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EXHIBIT 3.1


                               AMENDMENT TO BYLAWS


         By majority vote of the Board of Directors (the "Board") of Kanakaris Wireless, a Nevada corporation (the "Corporation"), approving resolutions during a special telephonic meeting of the Board held on June 21, 2001 and in accordance with Article VIII, Section 2 of the Corporation's Amended and Restated Bylaws ("Bylaws"):

         Article III, Section 7 of the Corporation's Bylaws has been amended to read in its entirety as follows:

                  "SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any Vice President, and shall be called by the President or Secretary at the written request of two directors. Written notice of the time and place of special meetings shall be given to each director (a) personally, by facsimile or by electronic mail, in each case at least twenty-four (24) hours prior to the holding of the meeting, or (b) by mail, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation (or, if it is not so shown on such records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held) at least seventy-two (72) hours prior to the holding of the meeting. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or twenty-four hours (24) after it is delivered to a common carrier for overnight delivery to the recipient or, in the case of electronic mail, twenty-four (24) hours after it is successfully sent to the recipient. Any notice, waiver of notice or consent to holding a meeting shall state the time, date and place of the meeting but need not specify the purpose of the meeting.

                  Whenever all parties entitled to vote at any meeting consent either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

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                  Whenever any notice whatsoever is required to be given under the provisions of Nevada law, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto."

         The remainder of the Corporation's Bylaws remain in full force and effect.

                       |Certificate of Secretary follows|



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                            CERTIFICATE OF SECRETARY
                            ------------------------



The undersigned certifies that:

         (1) The undersigned is the duly elected and acting Secretary of Kanakaris Wireless, a Nevada corporation (the "Corporation"); and

         (2) The foregoing Amendment to Bylaws constitutes the Amendment to the Bylaws of the Corporation as duly adopted and approved at a special meeting of the Board of Directors of the Corporation held on June 21, 2001.

         IN WITNESS WHEREOF, I have hereunto subscribed my name as of the 21st day of June, 2001.



                                               /s/ Branch Lotspeich
                                               ---------------------------------
                                               Branch Lotspeich, Secretary


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